Exhibit 99.1

News

For Immediate Release

EP Energy Announces Amendments to Offers to Exchange New Senior Secured Notes Due 2024 for Outstanding Senior Notes Due 2020, 2022 and 2023

HOUSTON, TEXAS, December 13, 2017 — EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation (NYSE: EPE), announced that it and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer (together with EP Energy, the “Issuers”), have amended certain terms of the previously-announced exchange offers (the “Exchange Offers”) and consent solicitations (the “Consent Solicitations”) that they launched on November 20, 2017 to exchange up to $1.2 billion aggregate principal amount (subject to change, the “Maximum Exchange Amount”) of new 9.375% Senior Secured Notes due 2024 (the “New Notes”) for the Issuers’ outstanding Senior Notes listed in the table below (collectively, the “Old Notes”).  The Issuers have negotiated these terms with a steering committee of holders of the 2020 Notes represented by Akin Gump Strauss Hauer & Feld LLP.  Members of the steering committee have indicated that such terms are acceptable to them.

The Issuers also announced that they have extended the early tender time for the Exchange Offers and Consent Solicitations to 5:00 p.m., New York City time, on December 19, 2017 (the “Early Tender Time”) and the expiration time for the Exchange Offers and Consent Solicitations to 5:00 p.m., New York City time, on December 28, 2017. Holders of the Old Notes that validly tender their Old Notes prior to the Early Tender Time will be entitled to the previously-announced terms and conditions of the Exchange Offers and Consent Solicitations, except as set forth herein and in the Supplement No. 1, dated December 13, 2017 (the “Offering Memorandum Supplement”), to the Confidential Offering Memorandum and Consent Solicitation Statement, dated November 20, 2017 (the “Offering Memorandum”).

As part of the amendments, the Issuers increased the total consideration payable to holders of 9.375% Senior Notes due 2020 (“2020 Notes”) to (i) $50.00 in cash and (ii) $1,000 of New Notes, per $1,000 principal amount of 2020 Notes validly tendered and not withdrawn prior to the Early Tender Time.  In addition, the Issuers agreed to significant improvements to the terms of the New Notes as described further below.

The Old Notes and other information relating to the Exchange Offers are set forth below.  As of 5:00 p.m., New York City time, on December 13, 2017, the principal amount of Old Notes validly tendered and not validly withdrawn was $44,482,000 with respect to the 2020 Notes, $9,864,000 with respect to the 7.750% Senior Notes due 2022 (“2022 Notes”) and $76,721,000 with respect to the 6.375% Senior Notes due 2023 (“2023 Notes”).

				Consideration per $1,000 Principal Amount of Old Notes Tendered
Title of Old Notes to be Tendered	CUSIP/ISIN Number(s)	Outstanding Principal Amount	Acceptance Priority Level	Total Consideration if Tender prior to the Early Tender Time	Exchange Consideration if Tender after the Early Tender Time

9.375% Senior Notes due 2020(1)	29977HAB6 / US29977HAB69	$1,200,204,000	1	$1,000 aggregate principal amount of New Notes and $50.00 in cash	$950 aggregate principal amount of New Notes
7.750% Senior Notes due 2022, subject to the Priority Level 2 Condition(2)	268787AB4 / US268787AB41 268787AA6 / US268787AA67 U2937LAA2 / USU2937LAA27	$250,060,000	2	$725 aggregate principal amount of New Notes	$675 aggregate principal amount of New Notes
6.375% Senior Notes due 2023, subject to the Priority Level 2 Condition(2)	268787AD0 / US268787AD07 268787AC2 / US268787AC24 U2937LAB0 / USU2937LAB00	$518,518,000	2	$725 aggregate principal amount of New Notes	$675 aggregate principal amount of New Notes
7.750% Senior Notes due 2022	268787AB4 / US268787AB41 268787AA6 / US268787AA67 U2937LAA2 / USU2937LAA27	$250,060,000	3	$700 aggregate principal amount of New Notes	$650 aggregate principal amount of New Notes
6.375% Senior Notes due 2023	268787AD0 / US268787AD07 268787AC2 / US268787AC24 U2937LAB0 / USU2937LAB00	$518,518,000	3	$700 aggregate principal amount of New Notes	$650 aggregate principal amount of New Notes

(1)         All 2020 Notes are Acceptance Priority Level 1 notes (“Priority 1 Notes”).  In the event that an aggregate principal amount of 2020 Notes tendered exceeds the Maximum Exchange Amount, the Issuers intend to increase the Maximum Exchange Amount in order to accept all 2020 Notes tendered.  In addition, under certain circumstances, the Issuers may increase the Maximum Exchange Amount to up to $1,400.0 million based on demand in the Exchange Offers.

(2)         Any Eligible Holder who tenders 2020 Notes is also eligible to exchange 2022 Notes or 2023 Notes (or a combination thereof), up to the amount of 2020 Notes tendered by such Eligible Holder (with such 2022 Notes and 2023 Notes to be accepted on a pro rata basis), as Acceptance Priority Level 2 notes (“Priority 2 Notes”); provided that if an Eligible Holder tenders both 2022 Notes and 2023 Notes, only pro rata amounts of the 2022 Notes and 2023 Notes, the sum of which equals the total amount of 2020 Notes tendered by such holder, will be eligible for Acceptance Priority Level 2 (the “Priority Level 2 Condition”).  Any 2022 Notes and 2023 Notes tendered in excess of the amount of 2020 Notes tendered by an Eligible Holder will be eligible for acceptance on a pro rata basis under Acceptance Priority Level 3 (“Priority 3 Notes”).

The Issuers have also amended the terms of the New Notes being offered in the Exchange Offers to:  (i) provide for optional redemptions prior to May 1, 2020 at a redemption price equal to 100% of principal amount plus the applicable “make-whole” premium (calculated based on present value of the redemption price at May 1, 2020 using a discount rate equal to the treasury rate plus 50 basis points), (ii) provide for optional redemptions at redemption prices of 107.031%, 104.688%, 102.344% and 100.000% for redemptions during the 12-month periods commencing May 1, 2020, 2021, 2022 and 2023 and thereafter, respectively, (iii) reduce the amount of New Notes that can be redeemed with net cash proceeds from equity offerings from 50% to 35%, (iv) prohibit subsidiary guarantees and collateral from being released or terminated automatically solely due to a release or termination under other indebtedness, (v) set an aggregate incurrence cap of $2,400 million for indebtedness that is secured by liens on collateral that are pari passu with liens on collateral securing the New Notes, (vi) revise the definition of “RBL Facility” to refer to a facility with commercial bank lenders and a borrowing base determined in accordance with customary oil and gas lending criteria, (vii) make the prepayment of any outstanding Old Notes more than one year prior to maturity a restricted payment, with exceptions permitting the refinancing of such Old Notes with unsecured indebtedness or secured indebtedness that is secured by liens on collateral that are junior to or pari passu with liens on collateral securing the New Notes, (viii) calculate “Cumulative Credit” from October 1, 2017 rather than July 1, 2012 and “Excluded Contributions” from the issue date of the New Notes rather than the issue date of the 2020 Notes and (ix) place a $500 million sublimit on aggregate amounts outstanding after the issue date under the following Investment and Restricted Payment baskets and carve-outs: investments in unrestricted subsidiaries, general investments, investments in similar businesses, general restricted payments, distribution of stock of unrestricted subsidiaries and annual dividend basket up to 6% of market capitalization.  The amended terms of the New Notes are described in more detail in the Offering Memorandum Supplement.

Except as set forth herein and in the Offering Memorandum Supplement, the complete terms and conditions of the Exchange Offers and Consent Solicitations remain the same as set forth and detailed in the Offering Memorandum, copies of which were previously distributed to eligible holders of the Old Notes.

The Issuers may terminate, withdraw or amend the Exchange Offers and Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers or if any of the conditions described in the Offering Memorandum are not satisfied, subject to applicable law.

The issuance of the New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes are being offered and issued only (1) in the United States to holders of the Old Notes that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and (2) outside the United States to holders of the Old Notes that are not U.S. persons in reliance upon Regulation S under the Securities Act.  Accordingly, the New Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.  The offering documents will be distributed only to holders of the Old Notes that complete and return a letter of eligibility confirming that they are “Eligible Holders” for the purposes of the Exchange Offers.  D.F. King & Co., Inc. is acting as the Information Agent for the Exchange Offers. Requests for the offering documents from “Eligible Holders” may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 207-3158 (for all others).

Neither the Issuers, their respective boards nor any other person makes any recommendation as to whether the holders of the Old Notes should exchange their notes, and no one has been authorized to make such a recommendation.  Holders of the Old Notes must make their own decisions as to whether to exchange their notes, and if they decide to do so, the principal amount of the notes to exchange.

About EP Energy LLC

The EP Energy team has a passion for finding and producing the oil and natural gas that enriches people’s lives.  EP Energy has a proven strategy, a significant reserve base, multi-year drilling opportunities, and a strategic presence in a number of the country’s leading unconventional resource areas in North America. EP Energy is active in key phases of the E&P value chain—acquiring, developing and producing oil and natural gas.  For more information about EP Energy, visit epenergy.com.

Forward-Looking Statements

This release includes certain forward-looking statements and projections of EP Energy.  We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete.  However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the volatility of and sustained low oil, natural gas and NGL prices; the supply and demand for oil, natural gas and NGLs; the company’s ability to meet production volume targets; changes in commodity prices and basis differentials for oil and natural gas; the uncertainty of estimating proved reserves and unproved resources; the future level of service and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; the company’s ability to comply with the covenants in various financing documents; the company’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risk of our lenders, trading counterparties, customers, vendors, suppliers and third party operators; general economic and weather conditions in geographic regions or markets served by the company, or where operations of the company are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations; competition; and other factors described in the company’s Securities and Exchange Commission filings.  While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved.  Reference must be made to those filings for additional important factors that may affect actual results.  EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.

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